UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2009

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 16, 2009, Auxilium Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Arthritis Advisory Committee appointed by the U.S. Food and Drug Administration (FDA) recommended by a unanimous vote of 12 to 0 that XIAFLEX™ (collagenase clostridium histolyticum), a novel, first-in-class, orphan-designated, biologic, be granted marketing approval by the FDA for the treatment of Dupuytren’s contracture. The press release also announced that the Company will hold a conference call and web cast on September 17, 2009 at 8:00 a.m. (EDT) to discuss the Arthritis Advisory Committee’s recommendation and other related topics.

The full text of the press release is furnished as Exhibit 99.1 to this report.

The foregoing is qualified in its entirety by the text of the press release which is incorporated herein by reference. All readers are encouraged to read the entire text of the press release.

Item 8.01 Other Events.

On September 16, 2009, the Arthritis Advisory Committee appointed by the FDA recommended by a unanimous vote of 12 to 0 that XIAFLEX™ (collagenase clostridium histolyticum), a novel, first-in-class, orphan-designated, biologic, be granted marketing approval by the FDA for the treatment of Dupuytren’s contracture. The Arthritis Advisory Committee’s recommendation, although not binding, will be considered by the FDA in its review of the Biologics License Application that the Company submitted for XIAFLEX.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated September 16, 2009, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: September 16, 2009	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release, dated September 16, 2009, issued by Auxilium Pharmaceuticals, Inc.